EXHIBIT 99.1

Know Labs Responds to NYSE Commencement of Proceedings to Delist

Know Labs Trading as “KNWN” on the OTC Market

Seattle, WA – January 30, 2025 – Know Labs, Inc. (NYSE American: KNW), a pioneering leader in the development and application of radio frequency dielectric spectroscopy (RFDS), announced today it is working on certain curative actions to regain compliance to maintain its listing and appeal the NYSE's determination to delist its common stock to the Listings Qualifications Panel of the Exchange. The Company’s stock will be suspended from trading on the NYSE American during this time.  NYSE Regulation is commencing delisting proceedings in connection with its determination, announced today, that the Company is no longer suitable for listing pursuant to Section 1003(f)(v) of the NYSE American Company Guide due to the bid price falling under $.10.

In the interim, effective January 29, 2025, FINRA’s Department of Market Operations has assigned the symbol "KNWN" for quotation and trading of the Company’s stock in the over-the-counter market (OTC Markets).

Know Labs’s CEO, Ron Erickson, stated, "It is unfortunate that Know Labs is having to contend with this at a time when it is has just initiated a licensing program of its platform technology, continued to receive peer reviewed recognition of our work, successfully reduced overhead, and continued to advance our proprietary technology.  We continue to believe the Company has a bright future and the actions of NYSE will in no way deter our commitment to strengthen our relationships with our shareholders and all our stakeholders in order to advance the Company's business plan and increase shareholder value.  We remain steadfast in our goal to deliver non-invasive diagnostics to the marketplace with a first focus on blood glucose monitoring.  As we work through this process with the NYSE, we want to thank shareholders and stakeholders for their support."

About Know Labs, Inc.

Know Labs, Inc.’s platform technology uses radio frequency spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The technology is designed to be able to integrate into a variety of wearable, mobile or bench-top form factors. The Company believes that this patented and patent-pending technology makes it possible to effectively identify and monitor analytes that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. Among the Company’s first expected applications of the technology will be in a product marketed as a non-invasive glucose monitor. The device is designed to provide the user with accessible and affordable real-time information on blood glucose levels. This product will require U.S. Food and Drug Administration (FDA) clearance prior to its introduction to the market.  Other products, developed through KTL may not require such prior FDA approval.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2024, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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Know Labs, Inc. Contact:

Investor Relations

T: 206-903-1351

ask@knowlabs.co